Exhibit 99.1

Premier, Inc. Enters Into $200 Million Accelerated Share Repurchase Program

CHARLOTTE, N.C., February 18, 2025 - Premier, Inc. (NASDAQ: PINC), a leading technology-driven healthcare improvement company, today announced that it has entered into accelerated share repurchase agreements with JPMorgan Chase Bank, National Association (“JPMorgan”) to repurchase an aggregate of $200 million of shares of its Class A common stock (the “ASR program”). The ASR program was authorized under the Company’s $1.0 billion share repurchase authorization approved by the Company’s Board of Directors (the “Board”) in February 2024 (the “Share Repurchase Authorization”).

Under the terms of the ASR program, the Company will make a payment of $200 million to JPMorgan, and by February 19, 2025, will receive from JPMorgan initial deliveries of approximately 9 million shares of common stock, or $160 million worth, based on the closing price on February 14, 2025. The final settlement of the ASR program is expected to be completed no later than the first quarter of the Company’s 2026 fiscal year. The Company is funding the share repurchases using borrowings under its existing credit facility.

Since the Board approved the Share Repurchase Authorization in February 2024, the Company has repurchased $600 million of shares of its common stock through a $400 million accelerated share repurchase transaction completed in July 2024 and $200 million of open market repurchases completed in January 2025.

The timing, volume and manner of other repurchases, if any, under the Share Repurchase Authorization will be determined based on market conditions, the market price of the common stock, applicable legal requirements, potential alternative opportunities for investment of capital and other factors. The authorization as approved by the Board does not require the Company to repurchase any specific number of shares of common stock and may be modified, suspended or discontinued at any time without notice.

Cautionary Note Regarding Forward-Looking Statements

Statements made in this release that are not statements of historical or current facts, including, but not limited to, those related to the ability to complete the ASR program, the number of shares of common stock purchased pursuant to that transaction, the expected completion date, and the potential benefits thereof, and the potential for additional share repurchases pursuant to the Share Repurchase Authorization, the ability to fund and conduct those share repurchases, and the potential benefits thereof (all of which could be affected by volatility or disruptions in the capital markets or other factors), are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Premier to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward-looking statements, the achievement of which cannot be guaranteed. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that include terms such as “believes,” “belief,” “expects,” “estimates,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking. Forward-looking statements may include comments as to Premier’s beliefs and expectations regarding future events and trends affecting its business and are necessarily subject to risks and uncertainties, many of which are outside Premier’s control. More information on risks and uncertainties that could affect Premier’s business, achievements, performance, financial condition and financial results is included from time to time in the “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Premier’s periodic and current filings with the SEC, including the information in those sections of Premier’s Form 10-K for the year ended June 30, 2024, and subsequent Quarterly Reports on Form 10-Q, including most recently the Form 10-Q for the quarter ended December 31, 2024. Premier’s periodic and current filings with the SEC are made available on Premier’s website at investors.premierinc.com. Forward-looking statements speak only as of the date they are made, and Premier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events that occur after that date, or otherwise.

About Premier, Inc.

Premier, Inc. (NASDAQ: PINC) is a leading technology-driven healthcare improvement company, providing solutions to two-thirds of all healthcare providers in the U.S. Playing a critical role in the rapidly evolving healthcare industry, Premier unites providers, suppliers, payers and policymakers to make healthcare better with national scale, smarter with actionable intelligence and faster with novel technologies. Headquartered in Charlotte, N.C., Premier offers integrated data and analytics, collaboratives, supply chain solutions, consulting and other services in service of our mission to improve the health of communities. Please visit Premier’s news and investor sites on www.premierinc.com, as well as X, Facebook, LinkedIn, YouTube, Instagram and Premier’s blog for more information about the company.

Contacts:
Investor contact:	Media contact:
Ben Krasinski	Amanda Forster
Senior Director, Investor Relations	Vice President, Integrated Communications
704.816.5644	202.879.8004
ben_krasinski@premierinc.com	amanda_forster@premierinc.com

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